Exhibit 99.1

Oppenheimer Holdings Inc. Reports Second Quarter 2026 Earnings

New York, July 31, 2026 – Oppenheimer Holdings Inc. (NYSE: OPY) (the "Company" or "Firm") today reported net income of $27.4 million or $2.55 basic earnings per share for the second quarter of 2026, compared with net income of $21.7 million or $2.06 basic earnings per share for the second quarter of 2025. Revenue for the second quarter of 2026 was $454.9 million, an increase of 21.9%, compared with revenue of $373.2 million for the second quarter of 2025. Year to date revenue totaled $900.0 million, compared with $741.0 million for the same period in 2025. Net income for the six months ended June 30, 2026 was $6.8 million or $0.63 basic earnings per share, compared with net income of $52.3 million or $4.99 basic earnings per share for the same period in 2025.

Second quarter 2026 results were impacted by a $24.9 million pre-tax expense associated with an employee compensation program for financial advisors that is directly tied to the OPY stock price, which increased by $16.35 per share of Class A Stock during the quarter (from $89.19 to $105.54). The Company changed the program formula beginning in 2026 to reduce the number of grants awarded, although it will take several years for the impact of the revised program formula to be fully reflected. Adjusted net income (a), a non-GAAP measure which excludes the impact of this item, was $45.7 million or $4.27 adjusted basic earnings per share for the second quarter of 2026, compared with $27.8 million or $2.64 adjusted basic earnings per share for the second quarter of 2025. For the six months ended June 30, 2026, adjusted net income (a), which also excludes the $70 million pre-tax legal accrual related to the settlement of the Company's "cash sweep" litigation recorded in the first quarter of 2026, was $93.2 million or $8.73 adjusted basic earnings per share, compared with $56.4 million or $5.38 adjusted basic earnings per share for the same period in 2025. Management believes these non-GAAP measures provide supplemental insight into the Company’s core operating performance.

Robert S. Lowenthal, President and CEO commented, "Favorable market conditions during the second quarter of 2026 helped drive the strong operating performance of our core businesses, although reported results were significantly and negatively impacted by the higher compensation expense related to stock appreciation rights for financial advisors. Equity markets registered their best quarterly performance in six years, supported by strong corporate earnings, sustained momentum in A.I. and improving sentiment around potential de-escalation in the Middle East. While renewed concerns around interest rates and A.I. valuations emerged toward quarter-end, markets largely absorbed these pressures and remained resilient. Overall, our business performed solidly during the second quarter and first half of the year. For the six months ended June 30, 2026, we reported adjusted net income (a) (non-GAAP) of $93.2 million, or $8.73 adjusted basic earnings per share (non-GAAP), reflecting the continued momentum across our Wealth Management and Capital Markets businesses.

In Wealth Management, we delivered strong operating results, driven by higher commission revenue from increased retail trading levels and increased advisory fees reflecting record assets under management (“AUM”) largely driven by market appreciation. Reported pre-tax results, however, were partially offset by lower sweep revenue. In Capital Markets, we saw strong performance driven by increased investment banking activity—which included a balance of both advisory and underwriting transactions—along with higher sales and trading revenue in both Equities and Fixed Income amid elevated market volatility.

We ended the quarter with a strong balance sheet and ample capital, positioning us to continue investing in our platform and capabilities. We are focused on attracting and retaining high-quality talent to support our growth initiatives and remain confident in the strength and resiliency of our businesses as we continue to deliver value to our clients and shareholders."

Summary Operating Results (Unaudited)
('000s, except per share amounts or otherwise indicated)
Firm	2Q-26	2Q-25
Revenue	$454,876	$373,178
Compensation expenses	$307,141	$239,074
Non-compensation expenses	$108,290	$101,894
Pre-tax income	$39,445	$32,210
Income tax provision	$12,094	$10,536
Net income (1)	$27,351	$21,674
Adjusted net income (Non-GAAP) (1)(a)	$45,713	$27,781
Earnings per share (Basic) (1)	$2.55	$2.06
Adjusted earnings per share (Basic) (Non-GAAP) (1)(a)	$4.27	$2.64
Earnings per share (Diluted) (1)	$2.38	$1.91
Adjusted earnings per share (Diluted) (Non-GAAP) (1)(a)	$3.98	$2.45
Book value per share	$91.84	$85.27
Tangible book value per share (2)	$75.19	$68.25
Wealth Management
Revenue	$272,671	$246,421
Pre-tax income	$55,654	$62,834
AUA (billions)	$154.7	$138.4
AUM (billions)	$59.4	$52.8
Capital Markets
Revenue	$179,163	$122,981
Pre-tax income (loss)	$22,542	$(3,864)

(1) Attributable to Oppenheimer Holdings Inc.
(2) Represents book value less goodwill and intangible assets divided by number of shares outstanding.

Highlights

•Revenue increased in the second quarter of 2026 primarily due to stronger investment banking performance, driven by advisory fees, along with increased transaction-based commissions and advisory fees attributable to growth in billable assets under management ("AUM")
•Rising equities markets drove AUM and assets under administration ("AUA") to record levels at June 30, 2026
•Compensation expenses increased compared with the prior year quarter primarily due to higher stock appreciation rights expense resulting from a rise in the Company's share price as well as higher production-related costs and incentive compensation accruals
•Non-compensation expenses increased modestly when compared with the prior year quarter, driven primarily by increases in legal fees and technology-related expenses

Wealth Management
Wealth Management reported revenue for the current quarter of $272.7 million, 10.7% higher compared with the prior year period. Pre-tax income was $55.7 million in the current quarter, a decrease of 11.4% compared with the prior year period. Financial advisor headcount at the end of the current quarter was 934, compared with 927 at the end of the second quarter of 2025.
Revenue
•Retail commissions increased 8.3% from the prior year period primarily due to elevated retail trading activity
•Advisory fees increased 15.9% due to higher AUM during the billing period
•Bank deposit sweep income decreased $3.7 million from a year ago due to lower short-term interest rates
•Other revenue increased 35.7% from a year ago due primarily to an increase in the cash surrender value of Company-owned life insurance policies, which fluctuates based on changes in the fair value of the policies' underlying investments and greater death benefit insurance proceeds

AUM
•AUM reached a record high of $59.4 billion at June 30, 2026, which is the basis for advisory fee billings for July 2026
•The $6.6 billion increase in AUM from the prior year period was comprised of higher asset values of $9.4 billion on existing client holdings, offset by net distributions of $2.8 billion
Total Expenses
•Compensation expenses increased 24.4% from the prior year period primarily due to higher production-related costs and increased share appreciation rights expense ($24.9 million, compared with $8.3 million in the prior year period and $47.2 million for the six months ended June 30, 2026 compared with $5.5 million for the same period in 2025)
•Non-compensation expenses increased modestly compared to the prior year period

('000s, except otherwise indicated)
	2Q-26	2Q-25

Revenue	$272,671	$246,421
Commissions	$59,311	$54,788
Advisory fees	$145,549	$125,610
Bank deposit sweep income	$24,955	$28,654
Interest	$21,921	$21,943
Other	$20,935	$15,426

Total expenses	$217,017	$183,587
Compensation	$164,514	$132,291
Non-compensation	$52,503	$51,296

Pre-tax income	$55,654	$62,834

Compensation ratio	60.3%	53.7%
Non-compensation ratio	19.3%	20.8%
Pre-tax margin	20.4%	25.5%

AUA (billions)	$154.7	$138.4
AUM (billions)	$59.4	$52.8
Cash sweep balances (billions)	$2.8	$2.8

Capital Markets
Capital Markets reported revenue for the current quarter of $179.2 million, 45.7% higher when compared with the prior year period. Pre-tax income was $22.5 million compared with a pre-tax loss of $3.9 million in the prior year period.

Revenue:
Investment Banking
•Advisory fees earned from investment banking activities increased 158.5% compared with the prior year period primarily reflecting the successful closing of transactions in the financial institutions sector that carried larger associated fees as well as an increase in overall transaction closings
•Equities underwriting fees increased 46.0% when compared with the prior year period due to higher underwriting volumes, led by strong activity in the healthcare sector
•Fixed income underwriting fees decreased 20.9% from the prior year period, primarily driven by lower sovereign issuance volumes
Sales and Trading
•Equities sales and trading revenue increased 37.8% compared with the prior year period mostly due to higher trading volumes and growth in options-related commission revenue
•Fixed income sales and trading revenue increased modestly compared with the prior year period primarily due to higher levels of market volatility

Total Expenses:
•Compensation expenses increased 36.3% compared with the prior year period largely due to higher incentive compensation accruals
•Non-compensation expenses were flat compared with the prior year period

('000s)
	2Q-26	2Q-25

Revenue	$179,163	$122,981

Investment Banking	$81,549	$43,394
Advisory fees	$58,136	$22,487
Equities underwriting	$17,849	$12,225
Fixed income underwriting	$4,794	$6,062
Other	$770	$2,620

Sales and Trading	$96,600	$78,904
Equities	$55,067	$39,953
Fixed income	$41,533	$38,951

Other	$1,014	$683

Total expenses	$156,621	$126,845
Compensation	$109,872	$80,610
Non-compensation	$46,749	$46,235

Pre-tax income (loss)	$22,542	$(3,864)

Compensation ratio	61.3%	65.5%
Non-compensation ratio	26.1%	37.6%
Pre-tax margin	12.6%	(3.1)%

Other Matters

•The Board of Directors announced a quarterly dividend of $0.20 per share payable on August 28, 2026 to holders of Class A non-voting and Class B voting common stock of record on August 14, 2026
•Compensation expense as a percentage of revenue was higher at 67.5% during the current period versus 64.1% during the prior year period largely due to higher costs associated with stock appreciation rights
•The effective tax rate for the current period was 30.7%, lower when compared with 32.7% for the prior year period primarily due to fewer nondeductible foreign losses during the current period

(In millions, except number of shares and per share amounts)
	2Q-26	2Q-25
Capital
Stockholders' equity (1)	$983.4	$896.9
Regulatory net capital (2)	$444.8	$408.9
Regulatory excess net capital (2)	$400.5	$382.2

Common stock repurchases
Repurchases	$—	$0.6
Number of shares	—	9,855
Average price	$—	$58.89

Period end shares	10,708,005	10,517,924
Effective tax rate	30.7%	32.7%

(1) Attributable to Oppenheimer Holdings Inc.
(2) Attributable to Oppenheimer & Co. Inc., a registered broker-dealer and wholly owned subsidiary of Oppenheimer Holdings Inc.
Note

(a) Represents a non-GAAP measure; refer to the schedule on page 7 for additional explanation of non-GAAP financial measures and a reconciliation of adjusted net income and earnings per share to U.S. GAAP.

Company Information

Oppenheimer Holdings Inc., through its operating subsidiaries, is a leading middle market investment bank and full-service broker-dealer that is engaged in a broad range of activities in the financial services industry, including retail securities brokerage, institutional sales and trading, investment banking (corporate and public finance), equity and fixed income research, market-making, trust services, and investment advisory and asset management services. With roots tracing back to 1881, the Company is headquartered in New York and has 88 retail branch offices in the United States and institutional businesses located in London, Tel Aviv, and Hong Kong.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements in this release include, but are not limited to, statements regarding the Company’s future financial performance, business strategy, growth initiatives, market conditions, and ability to attract and retain talent. These statements are based on management’s current expectations and beliefs and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Factors that could cause actual results to differ include, but are not limited to: changes in general economic and market conditions; fluctuations in interest rates; changes in securities markets and trading volumes; the impact of current and future regulations; competition in the financial services industry; the Company’s ability to attract and retain key personnel; litigation and regulatory matters; and other factors described in Part 1A – Risk Factors in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, and in subsequent filings with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any forward-looking statements to reflect events or circumstances after the date of this press release, except as required by applicable law.

Oppenheimer Holdings Inc.
Consolidated Income Statements (Unaudited)
('000s, except number of shares and per share amounts)

	For the Three Months Ended June 30,			For the Six Months Ended June 30,
	2026	2025	% Change	2026	2025	% Change
Revenue
Commissions	$127,538	$110,025	15.9	$255,879	$220,903	15.8
Advisory fees	145,565	125,628	15.9	287,283	254,431	12.9
Investment banking	84,332	43,533	93.7	182,052	91,156	99.7
Bank deposit sweep income	24,955	28,654	(12.9)	51,073	58,729	(13.0)
Interest	39,293	38,017	3.4	76,824	74,386	3.3
Principal transactions, net	16,239	14,532	11.7	27,026	23,507	15.0
Other	16,954	12,789	32.6	19,834	17,891	10.9
Total revenue	454,876	373,178	21.9	899,971	741,003	21.5
Expenses
Compensation and related expenses	307,141	239,074	28.5	603,142	466,165	29.4
Communications and technology	27,836	26,204	6.2	54,402	52,386	3.8
Occupancy and equipment costs	15,507	15,578	(0.5)	31,282	31,587	(1.0)
Clearing and exchange fees	7,969	7,041	13.2	14,330	14,793	(3.1)
Interest	19,882	22,529	(11.7)	38,568	43,925	(12.2)
Other	37,096	30,542	21.5	145,803	58,561	149.0
Total expenses	415,431	340,968	21.8	887,527	667,417	33.0

Pre-tax income	39,445	32,210	22.5	12,444	73,586	(83.1)
Income tax provision	12,094	10,536	14.8	5,662	21,257	(73.4)
Net income	$27,351	$21,674	26.2	$6,782	$52,329	(87.0)

Less: Net income attributable to noncontrolling interest, net of tax	—	—	—	9	—	*
Net income attributable to Oppenheimer Holdings Inc.	$27,351	$21,674	26.2	$6,773	$52,329	(87.1)

Earnings per share attributable to Oppenheimer Holdings Inc.
Basic	$2.55	$2.06	23.8	$0.63	$4.99	(87.4)
Diluted	$2.38	$1.91	24.6	$0.60	$4.63	(87.0)

Weighted average number of common shares outstanding
Basic	10,708,005	10,520,219	1.8	10,675,637	10,493,145	1.7
Diluted	11,483,286	11,349,049	1.2	11,380,760	11,308,979	0.6

Period end number of common shares outstanding	10,708,005	10,517,924	1.8	10,708,005	10,517,924	1.8
* Percentage not meaningful

Explanation of Non-GAAP Financial Measures

The Company included certain non-GAAP financial measures within this Earnings Release to supplement the U.S. Generally Accepted Accounting Principles ("GAAP") financial information. Adjusted results begin with information prepared in accordance with U.S. GAAP, and such results are adjusted to exclude, or include, certain items. Specifically, we included non-GAAP measures that adjust the Company’s net income and earnings per share to exclude compensation expense related to the recurring, mark-to-market remeasurement of liability-based stock appreciation rights from net income and earnings per share because the period-to-period variability in this expense is largely driven by factors outside the Company’s direct control, including changes in the fair value of and underlying volatility levels in Oppenheimer Holdings Inc.’s Class A common stock price.

The non-GAAP measures presented also exclude the expense associated with the settlement of the class action “cash sweep” litigation in the first quarter of 2026 because management does not view this as ordinary-course litigation for the Company given the nature of the claims and the manner in which the action was brought.

The Company believes that these non-GAAP financial measures provide additional useful information for investors because they permit investors to view the Company's financial performance measures on a basis consistent with how management views the operating performance of the Company. These non-GAAP financial measures, when presented in conjunction with comparable U.S. GAAP measures, are also useful to investors when comparing the Company’s results across different financial reporting periods on a consistent basis. However, these non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation from, or as a substitute for, or superior to, the analysis of the Company’s results as reported under U.S. GAAP. Other companies may calculate similarly titled non-GAAP measures differently, which may limit their usefulness for comparative purposes. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable U.S. GAAP measures included in this press release.

The following tables reconcile our non-GAAP financial measures to their respective U.S. GAAP measures.

Net Income Attributable to Oppenheimer Holdings Inc. and Earnings Per Share U.S. GAAP Reconciliation

Reconciliation of net income attributable to Oppenheimer Holdings Inc. to adjusted net income attributable to Oppenheimer Holdings Inc., reconciliation of basic earnings per share to adjusted basic earnings per share, and reconciliation of diluted earnings per share to adjusted diluted earnings per share are as follows:

('000s, except per share amounts)	For the Three Months Ended		For the Six Months Ended
	June 30, 2026	June 30, 2025	June 30, 2026	June 30, 2025

Net income attributable to Oppenheimer Holdings Inc. (U.S. GAAP)	$27,351	$21,674	$6,773	$52,329
Non-GAAP adjustments:
Class action sweep litigation settlement	—	—	70,000	—
Liability-based stock appreciation rights expense	24,894	8,281	47,179	5,539
Tax impact of non-GAAP adjustments (1)	(6,532)	(2,174)	(30,748)	(1,454)
Adjusted net income attributable to Oppenheimer Holdings Inc. (Non-GAAP)	$45,713	$27,781	$93,204	$56,414

Basic earnings per share (U.S. GAAP)	$2.55	$2.06	$0.63	$4.99
Impact of non-GAAP adjustments	1.72	0.58	8.10	0.39
Adjusted basic earnings per share (Non-GAAP)	$4.27	$2.64	$8.73	$5.38

Diluted earnings per share (U.S. GAAP)	$2.38	$1.91	$0.60	$4.63
Impact of non-GAAP adjustments	1.60	0.54	7.59	0.36
Adjusted diluted earnings per share (Non-GAAP)	$3.98	$2.45	$8.19	$4.99

Weighted average shares outstanding
Basic (U.S. GAAP and Non-GAAP)	10,708,005	10,520,219	10,675,637	10,493,145
Diluted (U.S. GAAP and Non-GAAP)	11,483,286	11,349,049	11,380,760	11,308,979
(1) The tax impact is estimated using the statutory rates for the applicable entities